UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

Serena Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Gateway Drive, 4th Floor		94404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 481-3400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously announced by Serena Software, Inc. (“Serena”), on March 6, 2014, Serena entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Spartacus Acquisition Corp. (“Parent”), Spartacus Merger Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), and Silver Lake Partners II, L.P., providing for the merger of Merger Sub with and into Serena (the “Merger”), with Serena surviving the Merger as a wholly-owned subsidiary of Parent. Parent is currently owned by Douglas D. Troxel, as trustee of the Douglas D. Troxel Living Trust and investment funds affiliated with HGGC, LLC.

Pursuant to the terms of the Merger Agreement, Serena is required to furnish Parent and Merger Sub with Serena’s financial statements for the fiscal year ended January 31, 2014 for purposes of marketing the debt financing for the Merger to prospective lenders. The unaudited financial statements for Serena’s fiscal year ended January 31, 2014 are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, is a non-GAAP financial measure used to determine Serena’s compliance with certain covenants contained in the Credit Agreement. Adjusted EBITDA represents EBITDA further adjusted to exclude certain defined unusual items and other adjustments permitted in calculating covenant compliance under the Credit Agreement. Serena believes that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors and lenders regarding its compliance with the financial covenants under the Credit Agreement.

Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that Serena may consider not to be indicative of its ongoing operations. In particular, the definition of Adjusted EBITDA in the Amended and Restated Credit Agreement dated March 2, 2011, as amended (the “Credit Agreement”), allows Serena to add back certain defined non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating GAAP net income (loss). The Credit Agreement requires that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, Adjusted EBITDA can be disproportionately affected by a particularly strong or weak quarter and may not be comparable to Adjusted EBITDA for any subsequent four-quarter period or any complete fiscal year.

The following is a reconciliation of net income (loss), a GAAP measure of our operating results, to Adjusted EBITDA as defined in the Credit Agreement.

	Fiscal Year Ended January 31,
	2013	2014
	(in millions)
	(Audited)	(Unaudited)
Net income (loss)	$2.5	$(3.2)
Interest expense (income), net (1)	30.3	26.2
Income tax benefit	(4.0)	(4.6)
Depreciation and amortization expense (2)	41.0	44.4

EBITDA	69.8	62.8
Restructuring, acquisition and other charges (3)	4.6	14.4

Adjusted EBITDA	$74.4	$77.2

(1)	Interest expense (income), net includes interest income, interest expense, amend and extend transaction fees and gains and losses on early extinguishment of debt.
(2)	Depreciation and amortization expense includes depreciation of fixed assets, amortization of leasehold improvements, amortization of acquired technologies, amortization and impairment of other intangible assets, and amortization of stock-based compensation.
(3)	Restructuring, acquisition and other charges include employee payroll, severance and other employee related costs associated with transitional activities that are not expected to be part of our ongoing operations.

The foregoing information related to Serena’s financial results for the fiscal year ended January 31, 2014 is unaudited. Accordingly, this information should be considered forward-looking statements based on management’s current expectations of Serena’s financial results for the fiscal year ended January 31, 2014. While Serena believes these expectations are reasonable, these forward-looking statements are inherently subject to risks and uncertainties. Given these risks and uncertainties, Serena’s actual results may differ materially from those suggested by the forward-looking statements. These forward-looking statements are made only as of the date hereof, and Serena does not undertake any obligation to publicly update these forward-looking statements.

Serena is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any of Serena’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Unaudited financial information of Serena Software, Inc. for the fiscal year ended January 31, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Edward F. Malysz
Name: Edward F. Malysz
Title: Senior Vice President, General Counsel

Date: March 14, 2014

EXHIBIT INDEX

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Unaudited financial information of Serena Software, Inc. for the fiscal year ended January 31, 2014